UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 20, 2007

          REGAL-BELOIT
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

  200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

     (608) 364-8800
(Registrant's telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On April 20, 2007, Stephen N. Graff retired as a director of Regal Beloit Corporation (the "Company") in accordance with the Company's Bylaws that provide for the mandatory retirement of a director at the first annual meeting of shareholders after the director reaches the age of 72.

        At the annual meeting of the Company's shareholders held on April 20, 2007 (the "2007 Annual Meeting"), the shareholders of the Company approved the Regal Beloit Corporation 2007 Equity Incentive Plan (the "2007 Plan"). The 2007 Plan provides that up to a total of 2,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), may be issued thereunder. The 2007 Plan authorizes the grant to key employees of the Company or its affiliates, including any executive officer or employee-director of the Company, and each non-employee director of the Company of (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options; (b) stock appreciation rights; (c) restricted stock and restricted stock units; and (d) performance shares and performance units.

        The 2007 Plan is described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2007 Annual Meeting. The description of the 2007 Plan set forth above is qualified in its entirety by reference to the full text of the 2007 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

        On January 26, 2007, the Board of Directors of the Company, in connection with the adoption of the 2007 Plan, approved a form of Stock Option Award Agreement, a form of Restricted Stock Award Agreement, a form of Restricted Stock Unit Award Agreement and a Stock Appreciation Right Award Agreement for the issuance of awards under the 2007 Plan (collectively, the "Agreements"). The Agreements are filed herewith as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        At the 2007 Annual Meeting, the shareholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended (the "Articles"), to increase the authorized capital of the Company from 50 million shares of Common Stock to 100 million shares of Common Stock. Articles of Amendment to the Articles effecting the amendment were filed with the Wisconsin Department of Financial Institutions on April 20, 2007. The Articles as amended through April 20, 2007 are filed herewith as Exhibit 3.1.

        Also on April 20, 2007, the Board of Directors of the Company approved Amended and Restated Bylaws of the Company (the "Amended and Restated Bylaws"). The Amended and Restated Bylaws contain amendments relating to, among other things, (a) the establishment of procedures that shareholders seeking to call a special meeting of shareholders, act by written consent, bring business before an annual meeting of shareholders or nominate directors must satisfy; (b) the establishment of procedures for the indemnification of officers and directors of the Company; (c) the manner in which the Bylaws may be amended; and (d) the update of the existing Bylaws for consistency with the provisions of the Wisconsin Business Corporation Law. The description of the Amended and Restated Bylaws set forth above is qualified by reference to the full text of the Amended and Restated Bylaws, which are filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Articles of Incorporation of Regal Beloit Corporation, as amended through April 20, 2007.

(3.2)	Amended and Restated Bylaws of Regal Beloit Corporation.

(10.1)	Regal Beloit Corporation 2007 Equity Incentive Plan (incorporated by reference to Appendix B to Regal Beloit Corporation's definitive proxy statement on Schedule 14A for the Regal Beloit Corporation 2007 annual meeting of shareholders held April 20, 2007 (File No. 1-07283)).

(10.2)	Form of Stock Option Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

(10.3)	Form of Restricted Stock Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

(10.4)	Form of Restricted Stock Unit Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

(10.5)	Form of Stock Appreciation Right Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: April 25, 2007	By: /s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated April 20, 2007

Exhibit
Number

(3.1)	Articles of Incorporation of Regal Beloit Corporation, as amended through April 20, 2007.

(3.2)	Amended and Restated Bylaws of Regal Beloit Corporation.

(10.1)	Regal Beloit Corporation 2007 Equity Incentive Plan (incorporated by reference to Exhibit A to Regal Beloit Corporation’s definitive proxy statement on Schedule 14A for the Regal Beloit Corporation 2007 annual meeting of shareholders held April 20, 2007 (File No. 1-07283)).

(10.2)	Form of Stock Option Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

(10.3)	Form of Restricted Stock Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

(10.4)	Form of Restricted Stock Unit Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.

(10.5)	Form of Stock Appreciation Right Award Agreement under the Regal Beloit Corporation 2007 Equity Incentive Plan.